EXHIBIT 10.1(c)

Appendix A to Executive Employment Letter dated December 22, 2016

Executive: Luciano Siracusano III

Introductory Paragraph:

WTAM – Executive Vice President-Chief Investment Strategist

WTI – Same

No previous employment agreement

Paragraph 1:

$300,000

Paragraph 3(a):

January 26, 2009

Paragraph 3(b):

January 14, 2014, January 28, 2015 and January 27, 2016

Paragraph 14:

Chief Executive Officer

Paragraphs 4(j) and 14:

Indemnification Agreement dated April 26, 2011